Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 2, 2026 with respect to the consolidated financial statements of Newcleo Ltd. contained in the Registration Statement on Form F-4 (File No. 333-297284) filed on July 6, 2026, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON

Dublin, Ireland

September 21, 2026